AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999
                                        REGISTRATION NO.  333-_______________
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                        DAL-TILE INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                                            13-3548809
     (State or other                                      (I.R.S. Employer
     jurisdiction of                                   Identification Number)
     incorporation or
      organization)
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
                  (Address of principal executive offices)

                   CERTAIN SHARES TO BE ISSUED UNDER THE
                      DAL-TILE INTERNATIONAL INC. 1990
                STOCK OPTION PLAN (AS AMENDED AND RESTATED)
                          (Full title of the plan)

                             JACQUES R. SARDAS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                         AND CHAIRMAN OF THE BOARD
                        DAL-TILE INTERNATIONAL INC.
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

=============================================================================
                                     PROPOSED     PROPOSED
 TITLE OF SECURITIES   AMOUNT TO     MAXIMUM      MAXIMUM        AMOUNT OF
  TO BE REGISTERED        BE         OFFERING     AGGREGATE     REGISTRATION
                       REGISTERED   PRICE PER     OFFERING          FEE
                                      SHARE        PRICE
-----------------------------------------------------------------------------

Common Stock, par      2,803,931    $9.01(2)  $25,263,418.31(2)  $7,023.23(2)
value $.01 per share     shares(1)

-----------------------------------------------------------------------------

Common Stock, par        725,875    $9.91(2)   $7,193,421.25(2)  $1,999.77(2)
value $.01 per share     shares(1)

=============================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.

                              EXPLANATORY NOTE

     This Registration Statement relates to 3,529,806 shares of common stock of Dal-Tile International Inc. (the "Company", "we", or "us"), par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of non-qualified stock options granted under the Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (the "Plan"). These shares constitute only those shares of Common Stock which are issuable pursuant to the exercise of options which were granted under the Plan through and including January 1, 1996. Shares underlying options granted subsequent to January 1, 1996 are not covered by this Registration Statement.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update this registration statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     * Annual Report on Form 10-K and Form 10-K/A for the year ended January 2, 1998;

     * Quarterly Reports on Form 10-Q for the quarterly periods ended October 2, 1998, July 3, 1998 and April 3, 1998; and

     * The description of the Common Stock contained in our registration statement on Form 8-A, dated July 16, 1996 (File No. 1-11939).

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Mark A. Solls
          Vice President, General Counsel
            and Secretary
          Dal-Tile International Inc.
          7834 C.F. Hawn Freeway
          Dallas, Texas  75217
          (214) 398-1411

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Mark A. Solls, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Solls owns shares and options to purchase shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article SEVENTH of the Second Amended and Restated Certificate of Incorporation of the Company provides as follows:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

     Section 145 of the General Corporation Law of the State of Delaware provides as follows:

     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the
corporation  as  a  director,   officer,   employee  or  agent  of  another
corporation or business association in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company has entered into agreements to provide indemnification for the Company's directors in addition to the indemnification provided for in the Restated Bylaws of the Company. These agreements, among other things, will indemnify the Company's directors to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

ITEM 8.  EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1 -- Second Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Form 10-Q filed on November 7, 1996 and incorporated herein by reference).

4.2   --  Amended and Restated By-Laws of the Company (Filed as Exhibit 3.2
          to   the   Company's   Registration   Statement   on   Form   S-1
          (No. 333-5069) and incorporated herein by reference).

4.3   --  Specimen  form of certificate  for common stock (Filed as Exhibit
          4.1  to  the   Company's  Registration   Statement  on  Form  S-1
          (No. 333-5069) and incorporated herein by reference).

4.4 -- Dal-Tile International Inc. 1990 Stock Option Plan as amended and restated (entitled the Dal-Tile International Inc. 1998 Amended and Restated Stock Option Plan).*

5.1 -- Opinion of Mark A. Solls as to the legality of the shares of Common Stock covered by the Registration Statement.*

23.1  --  Consent of Ernst & Young LLP.*

24.1  --  Powers of Attorney (included on the signature pages).

*    Filed herewith.



ITEM 9.  UNDERTAKINGS

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on January 20, 1999.


                                    DAL-TILE INTERNATIONAL INC.



                                    By: /s/ Mark A. Solls
                                       ---------------------------
                                       Mark A. Solls
                                       Vice President, General Counsel
                                       and Secretary


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Solls, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration
Statement  and  any   additional   registration   statements   pursuant  to
Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                      TITLE                     DATE
            ---------                      -----                     ----

   /s/ Jacques R. Sardas
   ----------------------                                     Jan. 20, 1999
   Jacques R. Sardas          President, Chief Executive
                              Officer and Chairman of the
                              Board of Directors
   /s/ William C. Wellborn
   ------------------------                                    Jan. 20, 1999
   William C. Wellborn        Executive Vice President and
                              Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

   /s/ John M. Goldsmith
   -----------------------                                    Jan. 20, 1999
   John M. Goldsmith          Director

   /s/ Charles J. Pilliod, Jr.
   -----------------------                                    Jan. 20, 1999
   Charles J. Pilliod, Jr.    Director

   /s/ Henry  F. Skelsey
   -----------------------                                    Jan. 20, 1999
   Henry F. Skelsey           Director

   /s/ Douglas D. Danforth
   -----------------------                                    Jan. 20, 1999
   Douglas D. Danforth        Director

   /s/ Vincent A. Mai
   -----------------------                                    Jan. 20, 1999
   Vincent A. Mai             Director

   /s/ Norman E. Wells, Jr.
   -----------------------                                    Jan. 20, 1999
   Norman E. Wells, Jr.       Director

   /s/ John F. Fiedler
   -----------------------                                    Jan. 20, 1999
   John F. Fiedler            Director

                             INDEX TO EXHIBITS
                             -----------------

 EXHIBIT NO.               DESCRIPTION OF EXHIBIT
 -----------               ----------------------

    4.1 Second Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Form 10-Q filed on November 7, 1996 and incorporated herein by reference).

    4.2     Amended  and  Restated  By-Laws of the  Company   (Filed as
            Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-5069) and incorporated herein by reference).

    4.3     Specimen  form of  Certificate   for Common Stock (Filed as
            Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-5069) and incorporated herein by reference.)

    4.4 Dal-Tile International Inc. 1990 Stock Option Plan as amended and restated (entitled the Dal-Tile International Inc. 1998 Amended and Restated Stock Option Plan).*

    5.1 Opinion of Mark A. Solls as to the legality of the securities covered by the Registration Statement.*

    23.1    Consent of Ernst & Young LLP.*

    24.1    Powers of Attorney (included on the signature pages).


*    Filed herewith.